UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Avenue, Gainesville, Florida	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SHSP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2021 the Company’s Board of Directors appointed Suaad Sait to serve as the Company’s President commencing on May 1, 2020 to hold office until the earlier election and qualification of his respective successor or until his earlier resignation or removal. As the Company’s President, Mr. Sait will be responsible for managing Company operations across all departments, and other duties as may be prescribed by the Company’s Chief Executive Officer from time to time, which presently include leading the growth of the Company’s sales and marketing as well as product strategy.

Richard Carlson, the Company’s current President and Chief Executive Officer, will step down from his role as President, upon the commencement of Mr. Sait’s appointment and will continue to serve as our Company’s Chief Executive Officer.

There are no arrangements or understandings between Mr. Sait and any other persons pursuant to which he was appointed the Company’s President. There is no family relationship between Mr. Sait and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Sait that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Sait, age 53, previously served as Executive Advisor and President of Growth at Xant.ai (fka insidesales.com) from April 2017 through April 2021, where he led cross company growth, product strategy, and business development. From January 2016 to April 2021, Mr. Sait has been a non-employee advisor to Menlo Ventures. From November 2013 to March 2016, Mr. Sait served as Executive Vice President Products & Markets at Solarwinds Inc. Mr. Sait holds a B.S. in Engineering from the State University of New York at Buffalo and a M.S. in Engineering from the University of Rochester.

Mr. Sait entered into a written employee agreement with the Company whereby Mr. Sait will receive as compensation, among other things, a base salary of $416,000 per year and is eligible for participation in the Company’s executive bonus plan with a bonus opportunity of $100,000. Additionally, Mr. Sait will be granted (i) 125,000 Restricted Stock Units (“RSUs”) pursuant to the Company’s 2019 Equity Incentive Plan. The RSUs shall vest over three (3) years, with 33.3% of the RSUs vesting on the one-year anniversary of the date of the grant and the remaining 66.6% of the RSUs vesting on a quarterly basis thereafter; and (ii) an option to purchase 125,000 shares of the Company’s common stock at fair market value on May 1, 2021 pursuant to the Company’s 2019 Equity Incentive Plan. The options shall vest over a 4-year period, with 25% vesting on the first anniversary of the grant date and an additional 1/48 of the original number of options vesting every month thereafter. A copy of Mr. Sait’s employee agreement is attached as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employee Agreement – Suaad Sait

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

By:	/s/ Aaron Jackson
Aaron Jackson,
Chief Financial Officer

Dated: April 30, 2021